EXHIBIT 5.1

June 26, 2001

Arden Realty, Inc.
Arden Realty Limited Partnership
11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025

Re:   Registration Statement on Form S-3 to be filed with the United States
              Securities and Exchange Commission on or about June 26, 2001

Ladies and Gentlemen:

        We have served as Maryland counsel to Arden Realty, Inc., a Maryland corporation (the “Company”), and Arden Realty Limited Partnership, a Maryland limited partnership (the “Operating Partnership”), in connection with certain matters of Maryland law arising out of the registration of the following securities (the “Securities”): (1) Debt Securities (the “Debt Securities”) to be issued by Operating Partnership, (2) guarantees by the Company of the Debt Securities (the “Guarantees”) and (3) shares (the “Shares”) of (i) Common Stock of the Company, $.01 par value per share (the “Common Shares”), and (ii) Preferred Stock of the Company, $.01 par value per share (the “Preferred Shares”). The aggregate maximum offering price of the Debt Securities is $400,000,000. The aggregate maximum offering price of the Shares and the Guarantees is $257,187,398. The Securities are covered by the above referenced Registration Statement (the “Registration Statement”) on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 25, 2001, under the Securities Act of 1933, as amended (the “1933 Act”). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

Arden Realty, Inc.
Arden Realty Limited Partnership
June 26, 2001

         1.         The Registration Statement, and the related form of prospectus included therein, in the form to be filed with the Commission under the 1933 Act;

         2.          The Charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3.          The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         4.          The Certificate of Limited Partnership of the Operating Partnership, certified as of a recent date by the SDAT;

         5.          The Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of September 7, 1999 (the "Operating Partnership Agreement"), certified as of the date hereof by an officer of the Company;

        6.         Resolutions adopted by the Board of Directors of the Company, (i) acting in its own capacity, relating to the issuance and registration of the Securities and (ii) acting in its capacity as general partner of the Operating Partnership, relating to the issuance and registration of the Debt Securities (the “Resolutions”);

         7.          A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof;

         8.          A certificate of the SDAT as the good standing of the Operating Partnership, dated as of the date hereof;

         9.          A certificate executed by officer of the Company, dated as of the date hereof; and

        10.         Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

        In expressing the opinions set forth below, we have assumed, the following:

         1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Arden Realty, Inc.
Arden Realty Limited Partnership
June 26, 2001

         2.          Each individual executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so.

        3.         Each of the parties (other than the Company and the Operating Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

        4.         All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

        5.         The Securities to be issued by the Company will not be issued in violation of any restriction or limitation contained in the Charter. The Debt Securities will not be issued in violation of any restriction or limitation contained in the Operating Partnership Agreement. The forms of certificates representing the Securities will conform in all respects to the requirements applicable under Maryland law.

        6.         The issuance of, and certain terms of, the Securities will be approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (with such approvals referred to herein as the “Corporate Proceedings”).

        7.         The issuance of, and certain terms of, the Debt Securities will be authorized and approved in accordance with the Maryland Revised Uniform Partnership Act, the Operating Partnership Agreement and the Resolutions and the Funding Notice (as defined in the Operating Partnership Agreement) will be delivered to the Specified Limited Partner (as defined in the Operating Partnership Agreement) in accordance with Section 4.3 of the Operating Partnership Agreement (with such approvals and actions referred to herein as the “Partnership Proceedings”).

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Arden Realty, Inc.
Arden Realty Limited Partnership
June 26, 2001

        1.         The Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business.

        2.         Upon the completion of all Corporate Proceedings relating to the Securities that are Common Shares (the “Company Common Securities”) and the due execution and countersignature and delivery of certificates representing the Company Common Securities and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any of the Company Common Securities are actually issued (not including any of the Company Common Securities) and (c) the Company Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Company Common Securities will be duly authorized for issuance, and when if issued and delivered against payment therefor in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

        3.         Upon the completion of all Corporate Proceedings relating to the Securities that are Preferred Shares (the “Company Preferred Securities”) and the due execution and countersignature and delivery of certificates representing the Company Preferred Securities and assuming that the sum of (a) all Preferred Shares issued as of the date hereof, (b) any Preferred Shares issued between the date hereof and the date on which any of the Company Preferred Securities are actually issued (not including any of the Company Preferred Securities) and (c) the Company Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the Company Preferred Securities will be duly authorized for issuance, and when if issued and delivered against payment therefor in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

         4.         Upon the completion of the Corporate Proceedings relating to the Securities that are the Guarantees, the Guarantees will be duly authorized.

        5.         Upon the completion of the Partnership Proceedings, the Debt Securities will have been duly authorized by all necessary action on the part of the Operating Partnership.

Arden Realty, Inc.
Arden Realty Limited Partnership
June 26, 2001

        The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law or concerning any document not governed by the laws of the State of Maryland. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                                                                                                                                                   Very truly yours,

/S/ Ballard Spahr Andrews & Ingersoll, LLP